Exhibit 2.4

AMENDMENT NO. 3 TO THE ASSET PURCHASE AGREEMENT

AMENDMENT NO. 3, dated June 24, 2009 (this “Amendment”) to the ASSET PURCHASE AGREEMENT (as amended, the “Purchase Agreement”), dated as of May 29, 2009, as amended by Amendment No. 1 to the Purchase Agreement, dated June 11, 2009 and as amended by Amendment No. 2 to the Purchase Agreement, dated June 12, 2009, in each case, by and among Butler International, Inc, a Maryland corporation (“Butler”), the Sellers set forth on the signature page thereto (collectively with Butler, the “Sellers”) and Butler America LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, the parties to the Purchase Agreement have determined that it is advisable to further amend the Purchase Agreement; and

WHEREAS, Section 13.4 of the Purchase Agreement provides that the Purchase Agreement may be amended by execution of a written instrument executed by the parties thereto; and

WHEREAS, pursuant to Section 1.3.3 of the Purchase Agreement, Buyer may designate in writing any Executory Contract as a Contract to be assumed by it pursuant to the Purchase Agreement (the “Assumed Contracts”); and

WHEREAS, Sellers have previously prepared a schedule that was filed with the Bankruptcy Court on June 12, 2009, and is attached hereto as Annex A (the “Original Cure Cost Schedule”), setting forth the monetary amounts that must be paid and nonmonetary obligations that otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the Bankruptcy Code, in order for Buyer to assume Sellers’ Executory Contracts pursuant to the Purchase Agreement (“Undisputed Cure Costs”); and

WHEREAS, pursuant to Section 1.3.3 of the Purchase Agreement, Buyer has agreed to pay at Closing any Undisputed Cure Costs associated with the assumption of any Assumed Contracts and has agreed to escrow or otherwise secure payment of any Disputed Cure Costs associated with such Assumed Contracts; and

WHEREAS, notwithstanding anything contained in the Original Cure Cost Schedule to the contrary, Sellers have represented to Buyer that there exists no Undisputed Cure Cost or Disputed Cure Cost (together, “Cure Costs”) associated with the employee benefit plans of Sellers set forth on the schedule attached hereto as Annex B (the “Schedule of Benefit Plans”); and

WHEREAS, Section 5.1.6 of the Disclosure Letter contains, among other things, a listing of domain names of Sellers used in the conduct of the Business and includes in such listing of domain names the domain name “dormaid.com” (the “Dormaid Domain Name”); and

WHEREAS, Sellers have represented to Buyer, and Buyer hereby acknowledges, that Sellers included the Dormaid Domain Name in Section 5.1.6 of the Disclosure Letter in error and, notwithstanding the inclusion of the Dormaid Domain Name in Section 5.1.6 of the Disclosure Letter, Sellers desire not to transfer to Buyer at Closing Sellers’ right, title and interest in and to the Dormaid Domain Name pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and the agreements, covenants, representations and warranties contained in the Purchase Agreement and herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the parties, intending to be legally bound, hereby agree as follows:

1.                 Notwithstanding anything contained in Section 1.3.3 of the Purchase Agreement to the contrary, Sellers hereby, assume responsibility for and agree to pay at Closing, any Cure Costs associated with any of the employee benefit plans of Sellers listed on the Schedule of Benefit Plans attached hereto as Annex B.

2.                 Notwithstanding anything contained in Section 5.1.6 of the Disclosure Letter to the contrary, Sellers and Buyer hereby agree that Section 5.1.6 of the Disclosure Letter shall be amended to eliminate the Dormaid Domain Name from such Section and accordingly, Sellers shall from and after the Closing, retain all right, title and interest in and to the Dormaid Domain Name.

3.                 Except as specifically amended hereby, the terms and provisions of the Purchase Agreement shall continue and remain in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.  All references in the Purchase Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the “Purchase Agreement” shall be deemed for all purposes to refer to the Purchase Agreement, as amended by this Amendment.

4.                 This Amendment may be signed in counterparts.  The parties further agree that this Amendment may be executed by the exchange of facsimile signature pages provided that by doing so the parties agree to undertake to provide original signatures as soon thereafter as reasonable in the circumstances.

5.                 This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, Buyer and Sellers have executed this Amendment as of the day and year first above written.

BUYER:

BUTLER AMERICA LLC

By: /s/ D. Stephen Sorensen
Name: D. Stephen Sorensen
Title: President

SELLERS:

BUTLER INTERNATIONAL, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICES INTERNATIONAL, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICE GROUP, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER OF NEW JERSEY REALTY CORP.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER TELECOM, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER UTILITY SERVICE, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICES, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER RESOURCES, LLC

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

Annex A

[CURE SCHEDULE]

A-1